UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 26, 2012

Skookum Safety Solutions Corp.

(Exact name of small business issuer as specified in its charter)

Nevada	TBA
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

E09 Calle Jacarandas, Urbanizacion Los Laureles, Escazu San Jose, Costa Rica
(Address of principal executive offices)

(866) 279-7880
(Issuer’s telephone number)

1017 5th Street SE, High River, Alberta T1V 1J2 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

On July 26, 2012, our majority shareholder, Rebecca Kyllo, agreed to sell of her 1,500,000 shares to Natalie M. Rydstrom in exchange for $10,000. Following this transaction, Mrs. Rydstrom now holds to 75% of our total issued and outstanding stock. The source of the consideration paid to Mrs. Rydstrom was the existing funds of the purchaser.

In connection with the change in control of our company, Mrs. Kyllo appointed Mrs. Rydstrom to the board of directors and to certain officer positions, and then resigned from all officer and director positions, as discussed in Item 5.02, below.

There are no arrangements or understandings between Mrs. Kyllo and Mrs. Rydstrom and their respective associates with respect to the election of directors or other matters.

Following the change in control, the following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of July 26, 2012 by (1) all persons who are beneficial owners of 5% or more of our voting securities, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group. The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

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Except as otherwise indicated, all Shares are owned directly and the percentage shown is based on 2,000,000 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	Natalie M. Rydstrom E09 Calle Jacarandas, Urbanizacion Los Laureles, Escazu San Jose, Costa Rica	1,500,000	75%
	All Officers and Directors as a Group	1,500,000	75%

	Other 5% owners
	NONE

Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent (5%) of our common stock.

There are no arrangements known to the company, the operation of which may, at a subsequent date, result in a change in control of the company.

Except as superseded or updated by the disclosures set forth in this Current Report, all other information required Item 5.01(a)(8) of Form 8-K may be found in the Company’s Quarterly Report on Form 10-Q filed May 3, 2012, and the Company’s Registration Statement on Form S-1 as amended effective March 19, 2012, each of which is incorporated herein by reference as permitted by Item 5.01(a)(8) of Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 26, 2012, our board of directors appointed Natalie M. Rydstrom to our board of directors and to serve as our Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and Director.

Following these appointments, our board of directors accepted the resignation of Mrs. Rebecca Kyllo as our former sole officer and director. There was no known disagreement with Mrs. Kyllo regarding our operations, policies, or practices.

Natalie M. Rydstrom has been in marketing and public relations for the past 7 years. From 2008 to 2010 she was the owner and director of operations for Simply Events which is a Spanish based bespoke public relations and events company. She then accepted a short term contract to work for CNIS as their event director and public relations coordinator. From May 2011 to January 2012 she was the director of client services for the internet marketing agency called Obsidian Edge. Currently, Mrs. Ryndstrom is a journalist and the head news anchor for SportsBook Review Costa Rica. We believe her experience qualifies her to service as our officer and director.

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There are no family relationships among any of our current or former directors or executive officers.

Our newly-appointed officers and directors have not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

We currently have no specific compensation arrangements with Natalie M. Rydstrom.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

Following the transactions described above, our corporate offices have been moved and our phone number has changed. Our new office address and phone number is:

E09 Calle Jacarandas, Urbanizacion Los Laureles, Escazu

San Jose, Costa Rica

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skookum Safety Solutions Corp.

/s/ Natalie M. Rydstrom

Natalie M. Rydstrom

Chief Executive Officer

Date: July 26, 2012

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